Exhibit 10.18

Loan Agreement- 2011

This Agreement (the “Agreement”) is entered into by and between Card Guard Scientific Survival Ltd. (“CG”) of Pekeris St. 2, Rehovot, Israel, and Lifewatch Holding Corporation (“Lifewatch”) of 1351 A Abbott court Buffalo Grove, Illinois, USA (each of GG and Lifewatch shall be referred to individually as a “Party” and collectively as the “Parties”).

Whereas:                   In December 2002 CG loaned to Lifewatch the aggregate amount of US$l,250,000 (the “Transferred Amount”);

Whereas:                   On January 1, 2003 the Parties agreed that the terms of the loan regarding the Transferred Amount shall be as set forth below; and

Whereas:                      The parties wish to document their mutual consent as of January 1, 2003

Now Therefore the Parties agree as follows:

1.                         Preamble

The preamble to this Agreement is an integral and binding part of this Agreement.

2.                         Loan Principal

The Transferred Amount shall bear interest at an annual rate (compounded annually) of 3.43% accruing from January 1, 2003 and until the date of its actual repayment in full (the “Interest”).

3.                         Repayment and Rank

The Transferred Amount and all interest accrued thereon (the “Loan”) shall become due and payable to CG on November 30, 2011 (“Repayment Date”). The Loan underlying this Agreement shall be subordinated in rank to the Loans underlying the Loan Agreements - 2008, 2009 and 2010.

All payments shall be made in lawful money of the United States of America and shall be transferred to CG’s bank account according to its instructions.

The Loan may be repaid at any time prior to Repayment Date without penalty.

4.                         Without derogating from the generality of the provisions of this Agreement, CG shall be entitled to demand the immediate repayment of the Loan on the occurrence of any one of the events enumerated below, in which case Lifewatch undertakes to pay CG the Loan due to CG, and CG shall be entitled to take whatever steps it deems fit for the collection of the Loan provided under this Agreement:

(a)                    If Lifewatch commits a breach of or defaults in the performance of any of the terms and conditions contained in this Agreement or if Lifewatch is in breach of any covenant or other obligations which Lifewatch has or has incurred or may incur towards CG and such default shall not have been remedied within five days after receipt of written notice thereof by Lifewatch; or if it transpires that any statement, declaration, representation or warranty made by Lifewatch in this Agreement or any other declaration in connection with the loan made heretofore or hereafter by Lifewatch to CG is false or inaccurate;

(b)                   If Lifewatch, without CG advance approval, adopts one or more resolutions for a merger, combination, restructuring or other structural changes or resolutions creating or involving a transferring company or a spin-off company, and such resolutions are contrary to any of the provisions contemplated hereunder; or adopts a voluntary winding up resolution or if an order for winding up is made against Lifewatch or if a temporary liquidator or special manager or other similar person is appointed over Lifewatch or its assets or if the name of Lifewatch is struck out from any official register kept by law;

(c)                    If a receiver or similar function is appointed or a receiving order is made over any of Lifewatch’s assets;

(d)                   If an attachment or similar process of execution is levied against any part of Lifewatch’s assets and such attachment or similar process is not removed within 30 days;

(e)                    If Lifewatch ceases to pay their debts for 10 or more days;

(f)                      If work at Lifewatch’s business ceases or is substantially curtailed, for 30 days or more;

(g)                   If Lifewatch makes an assignment for the benefit of its creditors, or shall be adjudicated insolvent or bankrupt or if any such proceeds are commenced against Lifewatch under any bankruptcy or similar law.

5.        Undertakings by Lifewatch

Lifewatch hereby undertake as follows:

(a)                    Not to mortgage, charge, pledge or otherwise encumber any of its assets in any manner or form, with or without consideration, without obtaining CG’s prior written consent.

(b)                   Not to sell, lease, assign any rights in, or otherwise dispose of any of its assets (except in the ordinary course of business) without obtaining CG’s prior written consent.

(c)                    To inform CG immediately should any third-party lien be threatened or made on any of its assets or should any execution office proceeding/bailiff threaten its assets. Further, it shall, at its own expense, and with no delay, undertake every action and effort in order to remove the said third party lien and/or other threatened action.

6.        General

(a)                     This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

(b)                    No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)                     Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of all the parties to this Agreement.

(d)                    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Israel, without regard to choice of law principles. For the purpose of this Agreement the exclusive place of jurisdiction shall be the competent courts of law in Tel Aviv-Jaffa. Lifewatch hereby irrevocably submits to the jurisdiction of these courts.

IN WITNESS WHEREOF, each of the parties have caused this Loan Agreement to be executed.

Card Guard Scientific Survival Ltd.		Lifewatch Holding Corporation

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:		Name:
Title:		Title:
Date:		Date: